UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2007

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 19, 2007, the Massachusetts Commissioner of Insurance announced that she has completed her review of the personal auto rate filing of Safety Insurance Group, Inc. (“Safety” or the “Registrant”) and that Safety is now permitted to use the rates it filed with the Massachusetts Division of Insurance in November for policies issued or renewed on and after April 1, 2008.  On December 17, 2007, the Massachusetts Attorney General filed a notice requesting that the Commissioner hold a hearing regarding Safety’s rate filing.  That hearing is scheduled for January 11, 2008.  Given the Commissioner’s announcement permitting Safety to use the rates set forth in the filing, Safety does not know whether the hearing will be held, but is preparing for it.  Safety believes its rate filing is within the range of reasonableness and that if the hearing is held, that it is likely to prevail, although no absolute assurance can be given in this regard.

This report includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual changes made and results could eventually differ from those set forth in the foregoing statements.  Some of the factors that could cause those statements to differ from actual results are the effects of the new managed competition and the uncertainties of the regulatory review process.  Safety undertakes no obligation to update any “forward-looking statement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)

Date:	December 21, 2007.

		By:	/s/ WILLIAM J. BEGLEY, JR.
William J. Begley, Jr.
V.P., Chief Financial Officer and Secretary